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                                                                   EXHIBIT 21(b)

                                PRANDIUM, INC.
                                --------------

                                1999 FORM 10-K
                                --------------

                          NAMES UNDER WHICH OPERATING
                      SUBSIDIARIES DO BUSINESS - 12/26/99
                      -----------------------------------


El Torito Restaurants, Inc.
---------------------------

Casa Gallardo
Casa Gallardo Grill
El Torito
El Torito Grill
El Torito Restaurant & Cantina
GuadalaHARRY's
Hola Amigos
Keystone Grill
Las Brisas
Original El Torito Restaurant
Specialty Catering
Tequila Willie's
Who-Song & Larry's Restaurant
  and Cantina

Chi-Chi's, Inc.
---------------

Chi-Chi's
Chi-Chi's El Pronto
Chi-Chi's Mexican Restaurante
HomeTown Buffet

FRI-Admin Corporation
---------------------

Carrows
Charley Brown's

Koo Koo Roo, Inc.
-----------------

Koo Koo Roo

The Hamlet Group, Inc.
----------------------

Hamburger Hamlet
Portner's